UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

Watchit Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27412	94-3173918
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Montgomery Street, Suite 1000
San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)

(415) 477-9900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                                                             Departure and Election of Director; Appointment of Principal Officer.

Effective February 8, 2006, Harlan Kleiman resigned as director from our board of directors. Effective March 24, 2006, Terry Leiweke was elected to be a director on our board of directors.

The biographical information on Mr. Leiweke required by this item is set forth below.

R. Terry Leiweke:

After competing as a top level college athlete on the highly ranked University of Houston football team, Terry worked at ABC Sports producing college and National Football League television programming. Following that he spent seven years running television programming for the Houston Summit. In 1978, along with his three brothers, he formed The Leiweke Company and founded the Major Indoor Soccer League. The Leiweke Company owned the Kansas City Comets. This success led to the creation of Sportsview Productions which was one of the original feeders of television programs to Madison Square Garden and USA Networks. Sportsview went on to produce a variety of film, commercial television and documentary programs.

Recently, Mr. Leiweke became chief executive officer of The World Series of Golf, a global sports franchise headquartered in Las Vegas, Nevada.

Effective January 30, 2006, the board of directors, pursuant to the by-laws, increased the size of the board from 5 to 7 persons. The board has not yet filled the additional two seats.

Announced March 14, 2006 (but effective as of January 1, 2006), John C. Dong was appointed Executive Vice President, Chief Financial Officer and Secretary of Watchit Media, Inc. (the “Company”).  Mr. Dong had served as interim Chief Financial Officer of the Company since November 18, 2005.  For 15 of the past 27 years prior to joining the Company, Mr. Dong founded and grew a consulting firm specializing in acquisitions, turnarounds, IPOs and divestitures.  Mr. Dong’s experience includes financial services, as well as high tech development firms, venture capital, Bio-Tech and media delivery and entertainment.  Prior to starting his consulting firm, Mr. Dong spent seven years as a senior internal consultant with Wells Fargo Bank and led the IPO effort for San Francisco Federal Savings.  Most recently he led the Sarbanes-Oxley compliance team for Cell Genesys (NASDAQ: CEGE), a bio-tech firm focused on the development and commercialization of novel biological therapies for patients with cancer.  Prior to that, he was CFO of BriteSmile Inc. a global leader in teeth whitening (NASDAQ: BSML), and prior thereto was the Chief Financial Officer of DV Capital, a diversified venture capital firm.  Mr. Dong graduated from the University of California at Berkeley with a Bachelors Degree in Accounting and Finance.  Mr. Dong also holds an MBA and earned his CPA credentials with Coopers & Lybrand, Int’l. Mr. Dong's employment with the Company is subject to the terms of an Employment Agreement, dated as of January 1, 2006, between Mr. Dong and the Company, whereby Mr. Dong receives a base salary of $150,000 per year with the potential for an incentive bonus of up to 100% of base salary. Also pursuant to the Employment Agreement, Mr. Dong will receive options to purchase 1,000,000 shares of common stock of the Company. The Employment Agreement has a term of one year and may be extended thereafter for an additional one year term.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHIT MEDIA, INC.

By:	/s/ John Dong
John Dong
Chief Financial Officer

Dated: April 6, 2006